UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2005

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, CHS Inc., a Minnesota cooperative corporation (the "Company"), adopted amendments to the terms of its outstanding options under its Share Option Plan (the "SOP"), and to its Deferred Compensation Plan (the "Plan"). These amendments are embodied in a First Amendment to the Plan (the "First Amendment"). The Company adopted the First Amendment in response to the requirements of Section 409A of the Internal Revenue Code.

Under the terms of the First Amendment:

• on or before December 9, 2005, each participant in the SOP will have the right to exercise all or any portion of that participant’s vested options under the SOP; and
• effective December 10, 2005, options under the SOP which are not exercised on or prior to December 9, 2005 will be converted into account balances under the Plan.

Any account balances credited from the SOP to the Plan will initially consist of two parts: the difference of the value of the securities underlying the relevant options less the exercises price, and the exercise price of the relevant options (the "Exercise Price Credit"). The participant will not be entitled to payment of the Exercise Price Credit, but will have a right to deemed earnings, if any, which accrued on the portion of the account representing the Exercise Price Credit. The account balances will be credited with earnings and investment gains and losses by assuming that the amount was invested in one or more investment alternatives selected by the participant in accordance with the terms of the Plan, except that the Exercise Price Credit will be credited with earnings and investment gains and losses by assuming that the amount was invested in one or more investment alternatives selected by the Company.

At the time the Company created the SOP, it also created a non-qualified grantor trust of the type commonly known as a "rabbi trust." Each time an option was granted under the SOP, the Company contributed an amount sufficient to purchase the investment or investments selected by the optionee to the trust and the trustee invested that amount in the relevant private investment company or companies. The assets of the trust will be available to pay the Company’s obligations with respect to account balances converted from the SOP (but not to pay any of the Company’s other obligations under the Plan). However, as a "rabbi trust," the assets of the trust remain subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy and no participant in the SOP has a priority claim on, security interest in or other superior right to those assets. As a result, notwithstanding the existence of the trust, the Company’s obligations with respect to account balances credited from the SOP to the Plan will constitute unsecured obligations of the Company that rank equally with its other unsecured and unsubordinated obligations. Moreover:

• the Company has no on-going obligation to fund the trust and does not expect to do so in the future; and
• the Company expects that the assets of the trust will be used to pay the Company’s obligations with respect to account balances credited from the SOP to the Plan as those obligations mature and, as a result, there can be no assurance that there will be assets remaining in the trust when any particular credited obligation matures.

The foregoing summarizes the material terms and provisions of the First Amendment and is qualified in its entirety by reference to the First Amendment, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As a result of the First Amendment, from and after December 10, 2005, the Company will no longer have any obligation under the SOP.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 First Amendment of CHS Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, File No. 333-129464 filed November 4, 2005).

10.2 Share Option Plan Participants 2005 Plan Agreement and Election Form (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, File No. 333-129464 filed November 4, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 8, 2005	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer